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                                                                     Exhibit 3.5

                         SEVENTH AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION

                                      OF

                                REPLAYTV, INC.


     The undersigned, Earle H. LeMasters III and Mark A. Medearis, hereby certify that:

     1. They are the duly elected and acting Chief Executive Officer and Secretary, respectively, of ReplayTV, Inc., a California corporation.

     2. The Articles of Incorporation of this corporation shall be amended and restated to read in full as follows:

                                   ARTICLE I

     The name of this corporation is ReplayTV, Inc. (the "Corporation").
                                                          -----------

                                  ARTICLE II

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III

     (A)  Classes of Stock.  The Corporation is authorized to issue two classes
          ----------------
of stock to be designated, respectively, "Common Stock" and "Preferred Stock."
                                          ------------       ---------------
The total number of shares which the Corporation is authorized to issue is 110,077,301 shares, each with a par value of $0.001 per share. 75,000,000 shares shall be Common Stock and 35,077,301 shares shall be Preferred Stock.

     (B)  Rights, Preferences and Restrictions of Preferred Stock.  The
          -------------------------------------------------------
Preferred Stock authorized by these Seventh Amended and Restated Articles of Incorporation may be issued from time to time in one or more series. The first series of Preferred Stock shall be designated "Series A Preferred Stock" and
                                               ------------------------
shall consist of 2,494,070 shares. The second series of Preferred Stock shall be designated "Series B Preferred Stock" and shall consist of 2,580,644 shares. The
            ------------------------
third series of Preferred Stock shall be designated "Series C Preferred Stock"
                                                     ------------------------
and shall consist of 3,162,592 shares. The fourth series of Preferred Stock shall be designated "Series D Preferred Stock" and shall consist of 10,200,000
                     ------------------------
shares. The fifth series of Preferred Stock shall be designated "Series E
                                                                 --------
Preferred Stock" and shall consist of 7,639,995 shares. The sixth series of
---------------
Preferred Stock shall be designated "Series F Preferred Stock" and shall consist
                                     ------------------------
of 5,627,267 shares. The seventh series of Preferred Stock shall be designated "Series G Preferred Stock" and
 ------------------------
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shall consist of 3,372,733 shares. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock are as set forth below in this Article III(B).

          1.  Dividend Provisions.  Subject to the rights of series of Preferred
              -------------------
Stock that may from time to time come into existence, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, on a pro rata basis at the rate of (i) $0.00884 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) per annum on each outstanding share of Series A Preferred Stock, (ii) $0.0248 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) per annum on each outstanding share of Series B Preferred Stock, (iii) $0.0505915 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) per annum on each outstanding share of Series C Preferred Stock,
(iv) $0.062 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) per annum on each outstanding share of Series D Preferred Stock, (v) $0.60 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) per annum on each outstanding share of Series E Preferred Stock and (vi) $0.88 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) per annum on each outstanding share of Series F Preferred Stock and Series G Preferred Stock, payable quarterly when, as and if declared by the Board of Directors. No dividends shall be paid in any calendar year on any share of Common Stock unless a full dividend pursuant to the above provisions of this
Section 1 is paid in such year with respect to all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock in an amount for each such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock together with an amount equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock could then be converted. Such dividends shall not be cumulative.

          2.  Liquidation.
              -----------

              (a)   Preference. In the event of any liquidation, dissolution or
                    ----------
winding up of the Corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence in accordance herewith, the holders of the

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Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock,
Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to
(i) $0.1105 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series A Preferred Stock then held by them, (ii) $0.31 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series B Preferred Stock then held by them, (iii) $0.6323925 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series C Preferred Stock then held by them, (iv) $0.775 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series D Preferred Stock then held by them, (v) $7.50 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series E Preferred Stock held by them and (vi) $11.00 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series F Preferred Stock and Series G Preferred Stock held by them, plus declared but unpaid dividends. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence in accordance herewith, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

               (b)  Remaining Assets.  Upon the completion of the distribution
                    ----------------
required by Section 2(a) above and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence in accordance herewith, if assets remain in the Corporation, the holders of the Common Stock of the Corporation shall receive all of the remaining assets of the Corporation pro rata based on the number of shares of Common Stock held by each.

               (c)  Certain Acquisitions.
                    --------------------

                    (i)  Deemed Liquidation.  For purposes of this Section 2, a
                         ------------------
liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or (B) a sale, lease, license or other conveyance of all or substantially all of the assets of the Corporation, unless the Corporation's
                                                    ------
shareholders of record
as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration in the acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity in approximately the same relative percentages after such acquisition or sale as before such acquisition or sale.

                    (ii)  Valuation of Consideration.  In the event of a deemed
                          --------------------------
liquidation as described in Section 2(c)(i) above, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                          (A) Securities not subject to investment letter or
other similar restrictions on free marketability covered by (B) below:

                              (1)  If traded on a securities exchange or the
Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three days prior to the closing;

                              (2)  If traded over-the-counter, the value shall
be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period in which sales actually occur ending three days prior to the closing; and

                              (3)  If there is no public market, the value shall
be the fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

                          (B) The method of valuation of securities subject to
investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in Section 2(c)(ii)(A) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

                    (iii) Notice of Transaction.  The Corporation shall give
                          ---------------------
each holder of record of Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction, the record date for determining shareholders entitled to vote (if applicable) and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to

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such notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

                    (iv) Effect of Noncompliance.  In the event the requirements
                         -----------------------
of this Section 2(c) are not complied with, the Corporation shall forthwith either cause the closing of the transaction to be postponed until such requirements have been complied with, or cancel such transaction, in which event the rights, preferences and privileges of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in
Section 2(c)(iii) hereof.

          3.   Redemption.
               ----------

               (a)  Date and Amount.  On or at any time after (i) February 15,
                    ---------------
2004, or (ii) the receipt by the Corporation in writing from the holders of not less than 66 2/3% of the Preferred Stock then outstanding of their consent to redemption hereunder, the Corporation may at any time it may lawfully do so, at the option of the Board of Directors, redeem in whole or in part the Preferred Stock by paying in cash therefor (i) $0.1105 per share for each share of Series A Preferred Stock then outstanding (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), (ii) $0.31 per share for each share of Series B Preferred Stock then outstanding (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), (iii) $0.6323925 per share for each share of Series C Preferred Stock then outstanding (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), (iv) $0.775 per share for each share of Series D Preferred Stock then outstanding (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), (v) $7.50 per share for each share of Series E Preferred Stock then outstanding (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) and (vi) $11.00 per share for each share of Series F Preferred Stock and Series G Preferred Stock then outstanding (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus in each case an amount equal to all declared but unpaid dividends on the outstanding shares of such Preferred Stock (such total amount per share is hereinafter referred to as the "Redemption Price").
        ----------------

               (b)  Partial Redemption.  In the event of any redemption of only
                    ------------------
a part of the then outstanding shares of the Preferred Stock, the Corporation shall effect such redemption pro rata among all the holders of Preferred Stock (as to the number of shares, series by series, held on the date of notice of redemption).

               (c)  Notice and Procedure.  At least 45 days prior to the date
                    --------------------
fixed for any redemption of the Preferred Stock (hereinafter referred to as the "Redemption Date"), written notice shall be mailed, postage prepaid, to each
 ---------------
holder of record of the Preferred Stock, at the holder's post office address last shown on the records of the Corporation (provided, however, that in the
                                              --------  -------
case of non-domestic investors, written notice shall instead be delivered by confirmed fax at the holder's fax number last shown on the records of the Corporation within the same time period), notifying such holder of the election of the Corporation to redeem such shares, specifying the Redemption Date and the date on which such holder's Conversion Rights (as hereinafter defined) as to such shares terminate, which date shall be no earlier than five business days prior to the Redemption Date, and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, the holder's certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or prior to the
                                -----------------
Redemption Date, each holder of the Preferred Stock to be redeemed shall surrender his or her certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the aggregate Redemption Price (the Redemption Price per share to be redeemed multiplied by the number of shares to be redeemed) for the shares to be redeemed shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In calculating the aggregate Redemption Price, the number of shares shall be reduced by the number of shares which have been converted pursuant to Section 4 hereof between the date of notice of redemption and the date on which Conversion Rights to such shares terminate. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the aggregate Redemption Price for shares to be redeemed (whether because there is no source of funds legally available for such redemption or because such funds shall not be paid or made available for payment), all rights of the holders of the Preferred Stock designated for redemption in the Redemption Notice as holders of such series of the Preferred Stock of the Corporation (except the right to receive the aggregate Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

               (d)  Payment.  On or prior to the Redemption Date, the
                    -------
Corporation shall deposit the aggregate Redemption Price of all shares of Preferred Stock designated for redemption in the Redemption Notice and not yet redeemed with a bank or trust company having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date upon receipt of notification from the Corporation that such holder has surrendered his or her share certificate to the Corporation pursuant to Section 3(c) above. Such instructions shall also provide that any monies deposited by the Corporation pursuant to this Section 3(d) for the redemption of shares thereafter converted into shares of the Corporation's Common Stock pursuant to
Section 4 hereof no later than the fifth day preceding the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any monies deposited by the Corporation pursuant to this Section 3(d) remaining unclaimed at the expiration of two years following the Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

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          4.   Conversion.  The holders of the Series A Preferred Stock, Series
               ----------
B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):
                                        -----------------

               (a)  Right to Convert.  Subject to Section 4(d), each share of
                    ----------------
Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) $0.1105 in the case of the Series A Preferred Stock, (ii) $0.31 in the case of the Series B Preferred Stock, (iii) $0.6323925 in the case of the Series C Preferred Stock, (iv) $0.775 in the case of the Series D Preferred Stock, (v) $7.50 in the case of the Series E Preferred Stock and (vi) $11.00 in the case of the Series F Preferred Stock and the Series G Preferred Stock by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The initial "Conversion
                                                                     ----------
Price" per share shall be $0.1105 for shares of Series A Preferred Stock, $0.31
-----
for shares of Series B Preferred Stock, $0.6323925 for shares of Series C Preferred Stock, $0.775 for shares of Series D Preferred Stock, $7.50 for shares of Series E Preferred Stock and $11.00 for shares of Series F Preferred Stock and Series G Preferred Stock. Such initial Conversion Prices shall be subject to adjustment as set forth in Section 4(d) below. In the event that all shares of Preferred Stock are automatically converted pursuant to Section 4(b) in connection with the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), in which the Offering
                                         --------------
Price (as defined below) is less than the Conversion Price of the Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock then in effect (appropriately adjusted for any stock split, dividend, combination or other recapitalization), then the Conversion Price of the Series E Preferred Stock, Series F Preferred Stock and/or Series G Preferred Stock, as the case may be, shall be adjusted, effective immediately prior to the closing of such offering, such that the Conversion Price after such adjustment (and after appropriate adjustments for stock splits, combinations and the like) shall be equal to the Offering Price. The "Offering Price" is defined as the price per
                                  --------------
share at which shares of the Corporation's Common Stock are initially sold by the Corporation to the public in such offering.

               (b)  Automatic Conversion.  Each share of Preferred Stock shall
                    --------------------
automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share immediately upon the earlier of (i) except as provided below in Section 4(c), the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act, the public offering price of which is not less than $7.50 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) or (ii) as to any particular series of Preferred Stock, the date specified by written consent or agreement of the holders of at least 66 2/3% of the then outstanding shares of such series of Preferred Stock, voting together as a class.

               (c)  Mechanics of Conversion.  Before any holder of Series A
                    -----------------------
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such series of Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such series of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act the conversion may, at the option of any holder tendering such Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

               (d)  Conversion Price Adjustments of Preferred Stock for Certain
                    -----------------------------------------------------------
Dilutive Issuances, Splits and Combinations.  The Conversion Prices of the
-------------------------------------------
Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be subject to adjustment from time to time as follows:

                    (i)  Issuance of Additional Stock below Purchase Price. If
                         -------------------------------------------------
the Corporation shall issue, after the date upon which any shares of Series G Preferred Stock were first issued (the "Purchase Date"), any Additional Stock
                                        -------------
(as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 4(d)(i), unless otherwise provided in this Section 4(d)(i).

                         (A)  Adjustment Formula.  Whenever the Conversion Price
                              ------------------
is adjusted pursuant to this Section 4(d)(i), the new Conversion Price for any series shall be a price equal to the quotient obtained by dividing the total computed under clause (x) below by the total computed under clause (y) below as follows:

                              (x)  an amount equal to the sum of

                              (1)  the aggregate purchase price of the shares of
such series sold pursuant to the agreement pursuant to which shares of such series were first issued (the "Series Purchase Price" with respect to such
                               ---------------------
series), plus


                              (2)  the aggregate consideration, if any, received
by the Corporation for all Additional Stock issued on or after the Purchase
Date;

                         (y)  an amount equal to the sum of:

                              (1)  the Series Purchase Price for such series
divided by the initial Conversion Price for such series (or such higher or lower Conversion Price as results from the application of Sections 4(d)(ii) and (iii) hereof), plus

                              (2)  the number of shares of Additional Stock
issued on or after the Purchase Date (as adjusted pursuant to Sections 4(d)(ii) and (iii) hereof, if applicable).

                    (B)  Definition of "Additional Stock".  For purposes of this
                         -------------------------------
Section 4(d)(i), "Additional Stock" shall mean any shares of Common Stock or
                  ----------------
capital stock, securities, options, warrants to purchase or other instruments of similar effect convertible into or exchangeable for Common Stock issued (or deemed to have been issued pursuant to Section 4(d)(i)(E)) by the Corporation after the Purchase Date other than

                         (1)  Common Stock issued pursuant to a transaction
described in Section 4(d)(ii) hereof,

                         (2)  Shares of Common Stock issuable or issued to
employees, consultants or directors of the Corporation directly or pursuant to a stock option plan or restricted stock plan or agreement approved by the Board of Directors of the Corporation,

                         (3)  Up to 100,000 shares of Common Stock issuable or
issued to vendors of the Corporation,

                         (4)  Capital stock, or options or warrants to purchase
capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, the terms of which are approved by the Board of Directors of the Corporation,

                         (5)  Capital stock or warrants or options to purchase
capital stock issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors of the Corporation,

                         (6)  Shares of Common Stock issued or issuable upon
conversion of the Preferred Stock authorized for issuance as of the date hereof, and

                            (7) Shares of Common Stock issued or issuable in a
public offering prior to or in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock.

                        (C) No Fractional Adjustments.  No adjustment of the
                            -------------------------
Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

                        (D) Determination of Consideration.  In the case of
                            ------------------------------
the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable and actual discounts, commissions, compensations or concessions allowed, paid or incurred by the Corporation for any underwriting in connection with the issuance and sale thereof but without deduction of any expenses paid by the Corporation. In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

                        (E) Deemed Issuances of Common Stock.  In the case of
                            --------------------------------
the issuance (whether before, on or after the Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 4(d)(i):

                            (1) The aggregate maximum number of shares of Common
Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 4(d)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                            (2) The aggregate maximum number of shares of Common
Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 4(d)(i)(D)).

                            (3) In the event of any change in the number of
shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                            (4) Upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                            (5) The number of shares of Common Stock deemed
issued and the consideration deemed paid therefor pursuant to Sections 4(d)(i)(E)(1) and 4(d)(i)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(d)(i)(E)(3) or 4(d)(i)(E)(4).

                        (F) No Increased Conversion Price.  Notwithstanding any
                            -----------------------------
other provisions of this Section (4)(d)(i), except to the limited extent provided for in Sections 4(d)(i)(E)(3) and 4(d)(i)(E)(4), no adjustment of the Conversion Price pursuant to this Section 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                   (ii) Stock Splits and Dividends.  In the event the
                        --------------------------
Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration
                ------------------------
by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(d)(i)(E).

                    (iii)   Reverse Stock Splits.  If the number of shares of
                            --------------------
Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for each of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

               (e)  Other Distributions.  In the event the Corporation shall
                    -------------------
declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(ii), then, in each such case for the purpose of this Section 4(e), the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

               (f)  Recapitalizations.  If at any time or from time to time
                    -----------------
there shall be a recapitalization, reclassification, combination, subdivision, merger, transfer, exchange, sale or other disposition of assets, stock split, stock dividend, reverse stock split or other distribution in respect of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2) provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred

Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of such Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of such Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

               (g)  No Impairment. The Corporation will not, by amendment of its
                    -------------
Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment and dilution consistent with the terms hereof.

               (h)  No Fractional Shares and Certificate as to Adjustments.
                    ------------------------------------------------------

                    (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share (with one-half being rounded upward). The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                    (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such series of Preferred Stock.

               (i)  Notices of Record Date.  In the event of any taking by the
                    ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               (j)  Reservation of Stock Issuable Upon Conversion.  The
                    ---------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such series of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these articles.

               (k)  Notices.  Any notice required by the provisions of this
                    -------
Section 4 to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or, in the case of domestic recipients, five (5) business days after being deposited in the United States mail as certified or registered mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

               (l)  Taxes.  The Corporation will pay all taxes (other than
                    -----
taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of the Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of the converted Preferred Stock were registered.

          5.   Voting Rights.  The holders of the Preferred Stock shall have
               -------------
voting rights as follows:

               (a)  In General.  Subject to subsection (b) hereof, the holder
                    ----------
of each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

               (b)  Voting for Board of Directors.  The holders of shares of
                    -----------------------------
Series D Preferred Stock, voting together as a single class, shall elect one member of the Board of Directors of the Corporation. Additional members of the Board of Directors, if any, shall be elected by the holders of shares of Common Stock and Preferred Stock, voting together as a single class and on an as-converted basis.

          6.   Protective Provisions.
               ---------------------

               (a) So long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, voting together as a class:

                    (i) effect (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or (B) a sale, lease, license or other conveyance of all or substantially all of the assets of the Corporation, unless the
                                                              ------
Corporation's shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration in the acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity in approximately the same relative percentages after such acquisition or sale as before such acquisition or sale;

                    (ii) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock so as to affect adversely the shares of such series;

                    (iii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock, Series B Preferred

Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock;

                    (iv) authorize, issue or reclassify, or obligate itself to issue or reclassify, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or being on a parity with, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock with respect to voting, dividends, conversion rights or upon liquidation;

                    (v) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall
                                 --------  -------
not apply to the redemption of shares of Preferred Stock pursuant to Section 3 hereof or to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost or at fair market value upon the occurrence of certain events, such as the termination of employment or a proposed transfer of such shares; or

                    (vi) consummate a transaction subject to Section 305 of the Internal Revenue Code of 1986, as amended.

               (b) Subject to the rights of series of Preferred Stock which may from time to time come into existence in accordance herewith, so long as any shares of Series D Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, voting as a separate class:

                    (i) effect (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or (B) a sale, lease, license or other conveyance of all or substantially all of the assets of the Corporation, unless the
                                                              ------
Corporation's shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration in the acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity in approximately the same relative percentages after such acquisition or sale as before such acquisition or sale;

                    (ii) alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock so as to affect adversely the shares of such series;

                    (iii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series D Preferred Stock;

                    (iv) authorize, issue or reclassify, or obligate itself to issue or reclassify, any other equity security convertible into or exercisable for any equity security having a preference over, or being on a parity with, the Series D Preferred Stock with respect to voting, dividends, conversion rights or upon liquidation;

                    (v) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall
                                 --------  -------
not apply to the redemption of shares of Preferred Stock pursuant to Section 3 hereof or to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost or at fair market value upon the occurrence of certain events, such as the termination of employment or a proposed transfer of such shares;

                    (vi) amend or repeal any provision of, or add any provision to, the Corporation's Articles of Incorporation or Bylaws if such action would alter or change the rights, preferences, privileges or restrictions of the shares of Series D Preferred Stock so as to affect adversely the shares of such series; or

                    (vii) consummate a transaction subject to Section 305 of the Internal Revenue Code of 1986, as amended.

               (c) Notwithstanding the foregoing, with respect to any series of Preferred Stock, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of such series of Preferred Stock, voting as a separate class, amend or repeal any provision of, or add any provision to, the Corporation's Articles of Incorporation if such action adversely affects such series in a different manner than other series of Preferred Stock.

          7.   Status of Converted Stock.  In the event any shares of  Preferred
               -------------------------
Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation. The Articles of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

          8.   Repurchase of Shares.  In connection with repurchases by the
               --------------------
Corporation of its Common Stock pursuant to its agreements with certain of the holders thereof, Sections 502 and 503 of the California General Corporation Law shall not apply in whole or in part with respect to such repurchases.

     (C)  Common Stock.
          ------------

          1.   Dividend Rights.  Subject to the prior rights of holders of all
               ---------------
classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          2.   Liquidation Rights.  Upon the liquidation, dissolution or winding
               ------------------
up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of Division (B) of this Article III.

          3.   Redemption.  The Common Stock is not redeemable.
               ----------

          4.   Voting Rights.  The holder of each share of Common Stock shall
               -------------
have the right to one vote, and shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                  ARTICLE IV

     (A) The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     (B) The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) to the fullest extent permissible under California law.

     (C) Any amendment or repeal or modification of the foregoing provisions of this Article IV by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification."

                                 *     *     *

     3. The foregoing amendment has been approved by the Board of Directors of this corporation.

     4. The foregoing amendment was approved by the holders of the requisite number of shares of this corporation in accordance with Sections 902 and 903 of the California General Corporation Law. The total number of outstanding shares entitled to vote with respect to the foregoing amendment was 9,720,943 shares of Common Stock, 2,494,070 shares of Series A Preferred Stock, 2,258,058 shares of Series B Preferred Stock, 3,162,584 shares of Series C Preferred Stock, 10,193,544 shares of Series D Preferred Stock, 7,633,329 shares of Series E Preferred Stock and 5,627,267 shares of Series F Preferred Stock. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required. The percentage vote required was (i) a majority of the outstanding shares of Common Stock, (ii) a majority of the outstanding shares of Preferred Stock, (iii) a majority of the outstanding shares of Series A, Series B, Series C, Series E and Series F Preferred Stock, voting together as a single class,
(iv) a majority of the Series D Preferred Stock voting as a single class, and
(v) a majority of the outstanding shares of Common Stock and Preferred Stock, voting together as a class.

     The undersigned certify under penalty of perjury under the laws of the State of California that the matters set forth in these Articles of Incorporation are true and correct of our own knowledge.


     Executed at Mountain View, California, on March 3, 2000.



                                       /s/ Earle H. LeMasters III
                                       -------------------------------
                                       Earle H. LeMasters III,
                                       Chief Executive Officer

                                         /s/ Mark A. Medearis
                                       -------------------------------
                                         Mark A. Medearis, Secretary